Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-110067

                              PROSPECTUS SUPPLEMENT

                     To Prospectus dated November 18, 2003,
                             and supplemented by the
                             Prospectus Supplements,
                  dated December 1, 2003 and December 17, 2003

                                       of

                                  FINDWHAT.COM


         Vertical Ventures Investments ("Vertical Ventures") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o        33,000 shares on November 26, 2003 at a price of $14.88 per share;

This sale was effected by Pali Capital, Inc., as agent. Pali Capital, Inc. received no commission. Immediately following these sales, Vertical Ventures beneficially owned no shares of our common stock.

         On December 29, 2003, the closing price per share of our common stock on the Nasdaq National Market was $18.95.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is December 30, 2003.